Exhibit 99.1

MONARCH FINANCIAL REPORTS RECORD QUARTERLY AND ANNUAL FINANCIAL RESULTS

Chesapeake, VA - Monarch Financial Holdings , Inc. (Nasdaq: MNRK,MNRKP), the bank holding company for Monarch Bank, reported record annual and fourth quarter profitability. Asset quality continued to improve with non-performing assets dropping further below one percent. Annual and fourth quarter 2011 highlights are:

•	Fourth quarter net income of $1,954,034, up 10.7% from same quarter in 2010

•	Annual net income of $7,125,612, up 19.8% from 2010

•	27% increase in annual net income available to common shareholders

•	21% increase in annual basic earnings per share

•	12% increase in annual diluted earnings per share, reaching $0.84

•	10% asset growth for the year, up $83 million

•	9% loans held for investment growth for the year, up $49 million

•	$1.6 billion in mortgage loans closed in 2011

•	Non-performing assets 0.85% to total assets, remain significantly below peer

Net income for 2011 was $7,125,612 compared to $5,949,391 for the previous year. The annualized return on average equity (ROE) was 9.66%, and the annualized return on average assets (ROA) was 0.88%. Year-to-date 2011 diluted earnings per share were $0.84, compared to $0.75 the previous year, a 12.0% increase. For the fourth quarter of 2011 net income was $1,954,034, a notable increase compared to $1,764,940 for the same period in 2010. The quarterly annualized return on average equity (ROE) was 10.26%, and the annualized return on average assets (ROA) was 0.87%. Quarterly basic earnings per share were $0.26 and diluted earnings per share were $0.23, an improvement over the fourth quarter of 2010 when basic earnings per share were $0.24 and diluted earnings per share were $0.23.

“I am pleased to announce our third year of record financial performance, despite continued stress in banking and in our local markets. Our focus on relationship banking resulted in increases in our loan portfolio, in checking accounts and core deposits, and in mortgage loan originations. Asset quality improved as we continued to work with our clients while aggressively charging off non-performing loans. Year over year we again improved our profitability while maintaining a strong capital position.” stated

Brad Schwartz, Chief Executive Officer. “I am extremely proud of our mortgage leadership and operations, which broke a new record for closed loans in a challenging environment. The past several years have separated the strong performing bank and mortgage companies from the weak, and we expect 2012 to be another great year for Monarch and our shareholders.”

Total assets at December 31, 2011 were $908.5 million, up $82.9 million or 10% from $825.6 million one year prior. Total loans held for investment increased $49 million to $607 million. Mortgage loans held for sale increased $36 million to $212 million, up 21% from 2010. Deposits increased $34.4 million to $740.1 million, up 4.9% from 2010. Demand deposit accounts grew $44.8 million, with local core deposits growing $75 million as the company reduced its reliance of wholesale deposits to fund growing mortgage operations.

“The focus for 2011 was to grow our loan portfolio and to support both bank and mortgage loan growth with local core deposit growth. We accomplished these goals with tremendous growth in checking accounts, as well as strong increases in our outstanding loans and client base.” stated Neal Crawford, President of Monarch Bank. “Considerable growth opportunities remain in Hampton Roads and in the Outer Banks of North Carolina for our style of relationship banking and we expect similar growth to continue into 2012 and beyond.”

The company continues to experience better asset quality performance than its local and national peers. Non-performing assets were below the 1% threshold and represented 0.85% of total assets at year end 2011, down from 1.30% on December 31, 2010. Non-performing assets totaled $7.8 million compared to $10.8 million one year prior, down $3.0 million. Year-end non-performing assets were comprised of $178,000 in loans past due 90 days or more and still accruing interest, $4,217,000 in non-accrual loans, and $3,369,000 in other real estate held for sale. In early January 2012 $1.0 million of other real estate was sold and is no longer owned by the bank.

The Company was aggressive in recognizing losses and disposing of non-performing assets throughout the year. Provision for loan loss expense totaled $6.3 million in 2011 compared to $8.6 million in 2010. Credit costs improved with $5.4 million in net loan charge-offs compared to $8.9 million in 2010. While our non-performing assets declined, our allowance for loan losses represents 1.63% of total loans held for investment, compared to 1.62% one year earlier. Our allowance for loan losses to non-performing loans has more than doubled from 100% at year end 2010 to 226% at year end 2011.

Average equity to average assets remained strong and improved to 9.16% as of December 31, 2011, compared to 8.89% one year prior. Total risk-based capital to risk weighted assets, a measurement used by regulators to determine if a banking company is well capitalized, equaled 12.43%, significantly higher than the 10% required to be “Well Capitalized”, the highest rating of capital strength by bank regulatory standards. Monarch Bank was recently awarded its eighth “5-Star, Superior” rating from Bauer Financial, an independent bank rating company that rates banks from zero to five stars based on safety and soundness metrics.

Cash dividends for common stockholders equaled $0.16 per common share during the year, a 14% improvement over 2010. Including our preferred shareholders, $2.5 million or 35% of net income was returned to shareholders in the form of dividends throughout the year. While basic earnings per share improved 21% for the year ended December 31, 2011, diluted earnings per share increased at a 12% rate. The number of average diluted shares outstanding used in the 2011 calculation assumes the conversion of our preferred shares to common stock, and in 2010 we did not assume that conversion. Had we used the same methodology in 2010 the diluted earnings per share would have been $0.71, and the increase in diluted earnings per share for 2011 would have been 18%.

Net interest income increased 10.3% or $3.1 million in 2011 compared to 2010 due to a combination of earning asset growth and declines in funding costs. The net interest margin improved to 4.51% for 2011 compared to 4.22% in 2010, with the net interest margin improving to 4.69% for the fourth quarter of 2011 compared to 4.21% for the same period in 2010.

Non-interest income remained a significant component of total revenue and represented 57.5% of total revenue for 2011 compared to 57.6% in 2010. Monarch Mortgage continues to be the primary driver of non-interest income. Monarch Mortgage and our related mortgage operations closed $1.644 billion in mortgage loans in 2011, up from $1.618 billion in 2010. Monarch Mortgage is a retail mortgage lender and does not participate in the subprime or wholesale mortgage markets. Non-interest expense grew 8.5%, with the majority of the increase related to bank and mortgage expansion.

Monarch Financial Holdings, Inc. is the one-bank holding company for Monarch Bank. Monarch Bank is a community bank with nine banking offices in Chesapeake, Virginia Beach, and Norfolk, Virginia. OBX Bank, a division of Monarch Bank, operates offices in Kitty Hawk and Nags Head, North Carolina. Services are also provided through over fifty ATMs located in the South Hampton Roads area and the Outer Banks of North Carolina, and “Monarch Online” consumer, mobile and business internet banking (monarchbank.com). Monarch Mortgage and our affiliated mortgage companies have over thirty offices with locations in Virginia, North Carolina, Maryland, and South Carolina. Our subsidiaries/ divisions include Monarch Bank, OBX Bank, Monarch Mortgage (secondary mortgage origination), OBX Bank Mortgage (secondary mortgage origination), Coastal Home Mortgage, LLC (secondary mortgage origination), Regional Home Mortgage, LLC (secondary mortgage origination), Monarch Home Funding, LLC (secondary mortgage origination), Monarch Investments (investment and insurance solutions), Real

Estate Security Agency, LLC (title agency) and Monarch Capital, LLC (commercial mortgage brokerage). The shares of common stock of Monarch Financial Holdings, Inc. are publicly traded on the Nasdaq Capital Market under the symbol “MNRK”, and shares of our convertible preferred stock are publicly traded on the Nasdaq Capital Market under the symbol “MNRKP”.

This press release may contain “forward-looking statements,” within the meaning of federal securities laws that involve significant risks and uncertainties. Statements herein are based on certain assumptions and analyses by the Company and are factors it believes are appropriate in the circumstances. Actual results could differ materially from those contained in or implied by such statements for a variety of reasons including, but not limited to: changes in interest rates; changes in accounting principles, policies, or guidelines; significant changes in the economic scenario: significant changes in regulatory requirements; and significant changes in securities markets. Consequently, all forward-looking statements made herein are qualified by these cautionary statements and the cautionary language in the Company’s most recent Form 10-K and 10-Q reports and other documents filed with the Securities and Exchange Commission. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

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Contact:	Brad E. Schwartz – (757) 389-5111, www.monarchbank.com
Date:	January 30, 2012

Consolidated Balance Sheets

Monarch Financial Holdings, Inc. and Subsidiaries

(In thousands)

Unaudited

	December 31
	2011	2010
ASSETS:
Cash and due from banks	$20,091	$14,734
Interest bearing bank balances	1,467	10,151
Federal funds sold	10,188	2,491

Investment securities	9,187	17,602

Loans held for sale	211,555	175,388

Loans held for investment, net of unearned income	607,612	558,868
Less: allowance for loan losses	(9,930)	(9,038)

Net loans	597,682	549,830

Bank premises and equipment	23,094	20,842
Restricted equity securities	6,421	8,692
Bank owned life insurance	6,946	7,335
Goodwill	775	775
Intangible assets	461	640
Accrued interest receivable and other assets	20,610	17,102

Total assets	$908,477	$825,582

LIABILITIES:
Demand deposits - non-interest bearing	$133,855	$97,655
Demand deposits - interest bearing	40,930	32,346
Money market deposits	269,750	283,271
Savings deposits	17,916	19,348
Time deposits	277,641	273,042

Total deposits	740,092	705,662

FHLB borrowings	70,927	30,282
Trust preferred subordinated debt	10,000	10,000
Accrued interest payable and other liabilities	10,611	7,905

Total liabilities	831,630	753,849

STOCKHOLDERS’ EQUITY:
Preferred stock, $5 par value, 1,185,300 shares authorized; none issued	—	—
Noncumulative perpetual preferred stock, series B, liquidation value of $20.0 million, $5 par value; 800,000 shares authorized, issued and outstanding	4,000	4,000
Common stock, $5 par, 20,000,000 shares authorized; issued - 5,999,989 shares (includes nonvested shares of 83,550) at December 31, 2011 and 5,969,039 shares outstanding at December 31, 2010	29,582	29,845
Capital in excess of par value	22,476	22,131
Retained earnings	20,538	15,925
Accumulated other comprehensive loss	(363)	(333)

Total Monarch Financial Holdings, Inc. stockholders’ equity	76,233	71,568
Noncontrolling interest	614	165

Total equity	76,847	71,733

Total liabilities and stockholders’ equity	$908,477	$825,582

Consolidated Statements of Income

Monarch Financial Holdings, Inc. and Subsidiaries

Unaudited

	Three Months Ended		Year Ended
	12/31/2011	12/31/2010	12/31/2011	12/31/2010
INTEREST INCOME:
Interest on federal funds sold	$2,657	$3,676	$53,256	$30,918
Interest on other bank accounts	3,320	2,723	6,048	6,209
Dividends on equity securities	36,039	37,386	156,986	114,692
Interest on investment securities	43,885	38,755	183,288	185,548
Interest and fees on loans	10,882,740	10,700,230	40,019,749	38,935,466

Total interest income	10,968,641	10,782,770	40,419,327	39,272,833

INTEREST EXPENSE:
Interest on deposits	1,324,133	1,897,882	6,198,080	7,490,038
Interest on trust preferred subordinated debt	122,850	122,850	492,750	492,750
Interest on other borrowings	37,866	197,919	105,625	814,766

Total interest expense	1,484,849	2,218,651	6,796,455	8,797,554

NET INTEREST INCOME	9,483,792	8,564,119	33,622,872	30,475,279
PROVISION FOR LOAN LOSSES	2,479,916	2,805,482	6,319,887	8,639,292

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	7,003,876	5,758,637	27,302,985	21,835,987

NON-INTEREST INCOME:
Mortgage banking income	16,138,685	15,337,296	51,362,464	50,505,562
Service charges and fees	418,232	415,641	1,630,416	1,637,364
Investment and insurance commissions	13,458	73,526	250,461	289,730
Other income	353,541	805,808	1,502,097	967,637

Total non-interest income	16,923,916	16,632,271	54,745,438	53,400,293

NON-INTEREST EXPENSE:
Salaries and employee benefits	6,485,192	4,913,073	23,236,123	18,642,537
Commissions and incentives	8,146,992	8,575,336	25,093,001	27,421,538
Occupancy and equipment	1,646,251	1,424,737	5,911,658	5,113,240
Loan expense	2,022,888	2,118,762	6,785,814	6,201,615
Marketing expense	423,819	372,644	1,541,689	1,190,348
Data processing	308,174	258,780	1,197,085	896,075
Other expenses	2,052,007	1,960,356	7,278,996	6,014,408

Total non-interest expense	21,085,323	19,623,688	71,044,366	65,479,761

INCOME BEFORE TAXES	2,842,469	2,767,220	11,004,057	9,756,519

Income tax provision	(768,595)	(884,495)	(3,418,692)	(3,544,532)

NET INCOME	2,073,874	1,882,725	7,585,365	6,211,987

Less: Net income attributable to noncontrolling interest	(119,840)	(117,785)	(459,753)	(262,596)

NET INCOME ATTRIBUTABLE TO MONARCH FINANCIAL HOLDINGS, INC.	$1,954,034	$1,764,940	$7,125,612	$5,949,391

Preferred stock dividend and accretion of preferred stock discount	(390,000)	(390,000)	(1,560,000)	(1,560,000)

NET INCOME AVAILABLE TO COMMON STOCKHOLDERS	$1,564,034	$1,374,940	$5,565,612	$4,389,391

NET INCOME PER COMMON SHARE:
Basic	$0.26	$0.24	$0.93	$0.77
Diluted	$0.23	$0.23	$0.84	$0.75

Financial Highlights

Monarch Financial Holdings, Inc. and Subsidiaries

(Dollars in thousands, except per share data)	Three Months Ended		Year Ended
	12/31/2011	12/31/2010	12/31/2011	12/31/2010
EARNINGS
Interest income	$10,969	$10,783	$40,420	$39,273
Interest expense	1,485	2,219	6,797	8,798
Net interest income	9,484	8,564	33,623	30,475
Provision for loan losses	2,480	2,805	6,320	8,639
Noninterest income	16,924	16,632	54,746	53,400
Noninterest expense	21,085	19,624	71,044	65,480
Pre-tax net income	2,843	2,767	11,005	9,756
Minority interest in net income	120	118	460	263
Income taxes	769	884	3,419	3,544
Net income	1,954	1,765	7,126	5,949

PER COMMON SHARE
Earnings per share - basic	$0.26	$0.24	$0.93	$0.77
Earnings per share - diluted	0.23	0.23	0.84	0.75
Common stock - per share dividends			0.16	0.14
Book value			9.37	8.64
Tangible book value			9.17	8.40
Closing market price (adjusted)			7.69	7.80
Average Basic Shares Outstanding	5,936,835	5,741,777	5,956,075	5,715,532
Average Diluted Shares Outstanding	8,449,600	5,872,377	8,470,921	5,836,297

FINANCIAL RATIOS
Return on average assets	0.87%	0.81%	0.88%	0.76%
Return on average stockholders’ equity	10.26	9.90	9.66	8.59
Net interest margin (FTE)	4.69	4.21	4.51	4.22
Non-interest revenue/Total revenue	60.7	60.7	57.5	57.6
Efficiency - Consolidated	79.7	77.2	80.2	77.9
Efficiency - Bank only	49.0	39.1	54.5	47.8
Average equity to average assets	8.57	8.16	9.16	8.89
Total risk based capital - Consolidated			12.43	13.01
Total risk based capital - Bank only			11.97	12.42

PERIOD END BALANCES
Total loans held for sale			$211,555	$175,388
Total loans held for investment			607,612	558,868
Interest-earning assets			849,148	772,626
Assets			908,477	825,582
Total deposits			740,092	705,662
Other borrowings			80,927	40,282
Stockholders’ equity			76,847	71,733

AVERAGE BALANCES
Total loans held for sale	$189,622	$229,330	$129,279	$146,848
Total loans held for investment	599,890	556,068	581,445	552,754
Interest-earning assets	810,881	816,259	754,883	733,082
Assets	881,794	866,799	804,842	778,678
Total deposits	749,402	698,492	704,461	623,951
Other borrowings	27,212	81,348	17,329	73,345
Stockholders’ equity	75,594	70,770	73,755	69,246

ALLOWANCE FOR LOAN LOSSES
Beginning balance	$10,301	$10,246	$9,038	$9,300
Provision for loan losses	2,480	2,805	6,320	8,639
Charge-offs	3,034	4,032	6,127	9,171
Recoveries	183	19	699	270
Ending balance	9,930	9,038	9,930	9,038
Net charge-off loans to average loans	0.48	0.72	0.93	1.61

ASSET QUALITY RATIOS
Nonperforming assets to total assets			0.85%	1.30%
Allowance for loan losses to total loans held for investment			1.63	1.62
Allowance for loan losses to nonperforming loans			225.94	100.19

COMPOSITION OF RISK ASSETS
Nonperforming loans:
90 days past due			$178	$1,131
Nonaccrual & Restructured debt			4,217	7,890
OREO			3,369	1,745

Nonperforming assets			7,764	10,766